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                                                                EXHIBIT 21
                              TRIMAS CORPORATION
                           (a Delaware Corporation)

Subsidiaries as of March 15, 1997

                                               Jurisdiction of
                                                Incorporation
        Name                                   or Organization
        ----                                   ---------------
Beaumont Bolt & Gasket, Inc.                        Texas
  Industrial Bolt & Gasket, Inc.                  Louisiana
  Louisiana Bolt and Gasket, Inc.                 Louisiana
Compac Corporation                                 Delaware
  Netcong Investments, Inc.                       New Jersey
Di-Rite Company                                      Ohio
Draw-Tite, Inc.                                    Delaware
  Mongo Electronics, Inc.                          Delaware
Draw-Tite (Canada) Ltd.                            Ontario
Eskay Screw Corporation                            Delaware
Fulton Performance Products, Inc.                  Delaware
  Spar Marine Manufacturing Ltd.                    British
                                                   Columbia
Heinrich Stolz GmbH & Co. KG                       Germany
  Stolz USA, Inc.                                   Texas
Hitch 'N Post, Inc.                                Delaware
Kee Services, Inc.                                 Michigan
Keo Cutters, inc.                                  Delaware
Lake Erie Screw Corporation                          Ohio
Lamons Metal Gasket Co.                            Delaware
  Canadian Gasket & Supply Inc.                     Canada
  Louisiana Hose & Rubber Co.                      Louisiana
Monogram Aerospace Fasteners, Inc.                 Delaware
Norris Cylinder Company                            Delaware
Punchcraft Company                                 Michigan
Reese Products, Inc.                                Indiana
  TriMas Corporation Pty. Ltd.                    Australia
Reese Products of Canada Ltd.                       Ontario
Reska Spline Products, Inc.                        Michigan
Richards Micro-Tool, Inc.                          Delaware
Rieke Corporation                                   Indiana
  Rieke Canada Limited                              Canada
  Rieke of Mexico, Inc.                            Delaware
  Rieke de Mexico, S.A. de C.V.                     Mexico
  Rieke Leasing Co., Incorporated                  Delaware
TriMas Corporation                                  Nevada
TriMas Corporation Limited                      United Kingdom
  Englass Group Limited                         United Kingdom
   Top Emballage                                    France
TriMas Export, Inc.                                Barbados
TriMas Fasteners, Inc.                             Delaware
TriMas Services Corp.                              Delaware

Directly owned subsidiaries appear at the left hand margin, first tier and second tier subsidiaries are indicated by single and double indentation, respectively, and are listed under the names of their respective parent companies. unless otherwise indicated, all subsidiaries are wholly-owned. Certain of these companies may also use trade names or other assumed names in the conduct of their business.